UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2014

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
30 CORPORATE DRIVE, SUITE 200
BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)
(781) 270-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Material Compensatory Terms
Performance-Based Stock Options

On March 5, 2014, the Company granted Scott A. Buckhout, President and Chief Executive Officer, a performance-based stock option award in lieu of his participation for 2014 in the Company’s long-term incentive plan for executive officers. The number of shares subject to the stock option will be 100,000 with an exercise price equal to $70.42 which the compensation committee of the Board of Directors determined to be the fair market value at the time of the grant.

The option has a ten-year term and will vest with respect to 25,000 shares if the Company stock trades at or above $87.50 per share, 50,000 shares (cumulatively) if Company stock trades at or above $100.00 per share, 75,000 shares (cumulatively) if Company stock trades at or above $112.50 per share, and 100,000 shares (cumulatively) if Company stock trades at or above $125.00 per share. Achieving a stock price vesting threshold requires that the Company’s stock trade at a given price for at least sixty consecutive trading days. Any portion of the option which does not vest by the fifth anniversary of the grant date will be forfeited.

Each tranche of vested options will be exercisable in accordance with the following terms: (i) 25% upon vesting, (ii) 50% upon the first anniversary of vesting and (iii) 100% upon the second anniversary of vesting; provided however that in all events the vested portion of the option shall become fully exercisable upon the fifth anniversary of the grant date, in each case if Mr. Buckhout is then employed with the Company.

If Mr. Buckhout terminates employment for any reason before the option is fully vested, the unvested portion will be immediately forfeited. If the Company terminates Mr. Buckhout’s employment without Cause, or if Mr. Buckhout terminates employment due to death or Disability, or with Good Reason (each as will be defined in the Performance-based Stock Option Award Agreement), he will be entitled to exercise any vested options for three months following his termination of employment. If his employment terminates for any other reason, his vested options will be immediately forfeited. If the Company experiences a “Sale Event” (as defined in the Company’s 1999 Stock Option and Incentive Plan, as amended), before the fifth anniversary of the grant date, the unvested portion of the option will vest based on the per-share consideration paid in the Sale Event.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.        Description
10.1             Performance-based Stock Option Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 11, 2014	CIRCOR INTERNATIONAL, INC.
/s/ Alan J. Glass
	By:	Alan J. Glass
Vice President, General Counsel and Secretary